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                                                                   EXHIBIT 10.5B

Amendment A

THIS AMENDMENT ("Amendment") to AGREEMENT (the "Agreement") is entered into and effective as of May 21, 1999 (the "Effective Date") by and between Henneberry Hill Technologies Corporation, a New York corporation doing business as Summit Software Company, 4933 Jamesville Road, Jamesville, NY 13078 (hereafter "Summit") and NetIQ Corporation, a California Corporation, with offices at 5410 Betsy Ross Drive, Santa Clara, CA 95054 (hereafter "COMPANY").

Whereas Section 9 of the original agreement stated that:

(b) Notwithstanding the terms of Section 9(a), COMPANY may distribute the Product(s) for a period of six (6) months following expiration of this Agreement in order to liquidate COMPANY's inventory of Product(s).

We now list the following:

(b) Notwithstanding the terms of Section 9(a), COMPANY may distribute the Product(s) for a period of twenty-four (24) months following expiration of this Agreement.


IN WITNESS WHEREOF, the parties have entered into this Amendment as of the Effective Date written above.


Summit Software Company             NetIQ Corporation


/s/ William P. Fisher               /s/ Ching-Fa Hwang
---------------------               -------------------
By (Sign)                           By (Sign)

William P. Fisher                   Ching-Fa Hwang
-----------------                   --------------
Name (Print)                        Name (Print)

President                           President
---------                           ---------
Title                               Title

24 May 1999                         24 May `99
-----------                         ----------
Date                                Date